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                                                                    EXHIBIT 99.2



                    INNOVATIVE GAMING CORPORATION OF AMERICA

                         CERTIFICATE OF DESIGNATION OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

     Pursuant to Section 401(3)(b) of the Business Corporation Act of the State of Minnesota, Innovative Gaming Corporation of America (the "Company"), a corporation organized and existing under the Business Corporation Act of the State of Minnesota, DOES HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Company by the Articles of Incorporation of the Company, and in accordance with the provisions of Section 401(3)(a) of the Business Corporation Act of the State of Minnesota, the Board of Directors of the Company as of March 12, 1997, adopted the following resolution creating a series of preferred stock designated as Series A Convertible Preferred Stock:

     RESOLVED: That pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Articles of Incorporation, as amended, a series of preferred stock, $.01 par value, to be titled the Series A Convertible Preferred Stock (the "Preferred Shares") of the Company is hereby created and designated. The number of shares of Preferred Shares shall be 4,000 shares. The voting powers, preferences and relative, participating, optional and other special rights of the Preferred Shares, and the qualifications, limitations and restrictions thereof, are as follows:

1. Designation. The series of preferred stock established hereby shall be designated the Series A Convertible Preferred Stock (and shall be referred to herein as the "Preferred Shares") and the authorized number of Preferred Shares shall be 4,000.

2.      Voting Rights.  Except as otherwise provided by law or pursuant to
Section 6(g) hereof, the holders of Preferred Shares shall have no voting rights and their consent shall not be required (except to the extent required by law) for taking any corporate action.

3.      Dividends.

        (a) Dividend Terms. The holders of Preferred Shares shall be entitled to receive out of funds legally available for such purpose, quarterly cumulative dividends paid in arrears at the rate of 4% of the Liquidation Value per annum per share payable in Common Stock or cash at the discretion of the Company. The first payment shall occur three months from the date of the issuance of the Preferred Shares and every three months thereafter. If such dividends are paid in Common Stock, holders of Preferred Shares shall be entitled to at least 24 hour written notice in advance to the address of such holder as it appears in the Company's register. Accrued but unpaid dividends shall not bear interest. Such dividends shall accrue from day to day and shall be payable before any dividends on any shares of Common Stock

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shall be declared or paid or set apart for payment, and shall be cumulative, so that if at any time dividends on the outstanding Preferred Shares at such rate have not been paid thereon, or funds set apart for the payment thereof, with respect to all preceding dividend periods, the amount of such deficiency shall be fully paid, or set apart for payment, before any distribution by way of dividend or otherwise shall be declared or paid upon, or set apart for, the shares of Common Stock or any other class of shares of the Company ranking junior to the Preferred Shares with respect to the payment of dividends or upon liquidation, dissolution or winding up of the Company.

     (b) Dividend Preferences. In no event shall any dividend be paid or declared, other than dividends paid solely in shares of Common Stock, on the Common Stock or any other class of shares of the Company ranking junior to the Preferred Shares, nor shall any distribution be made on the Common Stock or any other class of shares of the Company ranking junior to the Preferred Shares, nor shall any Common Stock or any other class of shares of the Company ranking junior to the Preferred Shares, be purchased, redeemed or otherwise acquired by the Company for value, unless all dividends on the Preferred Shares for all past dividend periods and for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment. In the event that the Company thereafter declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), other than dividends payable solely in shares of Common Stock, the Company shall also declare and pay to the holders of the Preferred Shares at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Shares had all of the outstanding Preferred Shares been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     (c) Stock Split, Stock Dividend, Recapitalization, etc. If the Company, at any time while any Preferred Shares are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the number of issued and outstanding Preferred Shares and the Maximum Conversion Price designated in
Section 5(f) shall be appropriately adjusted in proportion to the change in the outstanding shares of Common Stock. If any of the aforementioned events occurred during a Valuation Period, the Maximum Conversion Price with respect to the days within such Valuation Period occurring prior to the date of such event, shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the

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record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

     (d) Cash Dividend in Excess of 10% of Market Capitalization. If the Company, at any time while any Preferred Shares are outstanding, shall pay a cash dividend in excess of 10 percent of the market capitalization of the Company's issued and outstanding Common Stock, as defined herein, the Maximum Conversion Price will be reduced by an amount equal to the per share cash dividend distributed.

4. Liquidation Right and Preference. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Preferred Shares shall be entitled to receive in cash, out of the assets of the Company, an amount equal to $1,000 per share (the "Liquidation Value") for each outstanding Preferred Share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) plus all accumulated but unpaid dividends, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class of shares of the Company ranking junior to Preferred Shares. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to pay such $1,000 per share, plus all accumulated but unpaid dividends, the holders of such Preferred Shares shall share pro rata with pari passu securities issued by the Company in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled. Following such payment to the holders of Preferred Shares upon such liquidation, dissolution or a winding up of the Company, the holders of Common Stock and Preferred Shares shall then share ratably in all the assets of the Company thereafter remaining. For purposes of this joint distribution of assets to the holders of Common Stock and the holders of Preferred Shares, the holders of Preferred Shares should be regarded as owning that number of Common Stock into which the Preferred Shares would then be convertible.

5.   Conversion Rights.

     (a) Conversion Limitation. No amount of Preferred Shares shall be convertible into Common Stock of the Company if the sum of 1) the number of Common Stock beneficially owned by the holder of Preferred Shares and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through ownership of the unconverted portion of the principal amount of, and interest on, the Preferred Shares); and 2) the number of shares of Common Stock issuable upon conversion of the Preferred Shares and any other preferred stock issued to the holder of Preferred Shares, would result in beneficial ownership by the holder of Preferred Shares and its affiliates of more than 4.9% of the Company's issued and outstanding Common Stock; provided, however, nothing shall prevent the conversion of all Preferred Shares pursuant to an event enumerated in Section 6(a) hereof.

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     (b)    Optional Conversion.  Subject to Section 5(a) hereof, each Preferred
Share shall be convertible at the option of the holder thereof into Common
Stock of the Company in accordance with the following schedule:

            i) if the Common Stock issuable upon exercise of the Preferred Shares is registered with the Securities and Exchange Commission within 90 days from closing of the acquisition of the Preferred Shares (the "Closing Date"), 25% of the Preferred Shares held by the holder as of the Closing Date shall be convertible into Common Stock 90 days after the Closing Date; 25% of the Preferred Shares shall be convertible into Common Stock 120 days after the Closing Date; 25% of the Preferred Shares held by the holder as of the Closing Date shall be convertible into Common Stock 150 days after the Closing Date; and 25% of the Preferred Shares held by the holder as of the Closing Date shall be convertible into Common Stock 180 days after the Closing Date.

            ii) if the Common Stock issuable upon exercise of the Preferred Shares are registered with the Securities and Exchange Commission at or after 90 days from the Closing Date, 25% of the Preferred Shares held by the holder as of the Closing Date shall be convertible into Common Stock on such date of registration (the "Registration Date"); 25% of the Preferred Shares held by the holder as of the Closing Date shall be convertible into Common Stock 30 days after the Registration Date; 25% of the Preferred Shares held by the holder as of the Closing Date shall be convertible into Common Stock 60 days after the Registration Date; and 25% of the Preferred Shares held by the holder as of the Closing Date shall be convertible into Common Stock 90 days after the Registration Date.

     (c) Conversion Mechanics. In order to exercise the conversion privilege, a holder of Preferred Shares shall 1) notify the Company via facsimile of such holder's intent to convert a specified portion of such shares (the "Conversion Notice" and the date of such notice, the "Conversion Notice Date") and 2) send via express mail on the Conversion Notice Date to the Company at its principal office the certificate evidencing the Preferred Shares being converted, duly endorsed to the Company and accompanied by written notice to the Company that the holder elects to convert a specified portion or all of such shares. Preferred Shares converted at the option of the holder shall be deemed to have been converted on the day of receipt by the Company of the certificate representing such shares for conversion in accordance with the foregoing provisions (the "Conversion Date" ), and at such time the rights of the holder of such Preferred Shares other than the right to receive shares of Common Stock upon conversion of the Preferred Shares pursuant to the terms hereof, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of Common Stock issuable upon conversion. As promptly as practicable on or after the Conversion Date, the Company shall



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issue and mail or deliver to such holder a certificate or certificates for the number of Common Stock issuable upon conversion, computed to the nearest full share, and a certificate or certificates for the balance of Preferred Shares surrendered, if any, not so converted into Common Stock.

     (d) Automatic Conversion. Subject to Section 5(a) hereof, Preferred Shares, and any accrued but unpaid Dividends, shall be automatically converted into Common Stock eleven months after registration of such shares with the Securities and Exchange Commission.

     (e) Acceleration of Conversion. Subject to Section 5(a) hereof, Preferred Shares, and any accrued by unpaid Dividends, may, at the option of the holder thereof, be converted into Common Stock upon the filing of a registration statement with Securities and Exchange Commission of a second offering of the Company's Common Stock.

     (f) Conversion Price and Adjustments. The number of shares of Common Stock issuable in exchange for Preferred Shares upon either optional or automatic conversion shall be equal to the conversion price then in effect (the "Conversion Price"). The Conversion Price shall equal 82% of the average closing bid price of the Company's Common Stock as reported by Bloomberg, L.P. over the last ten days of trading ending on the day prior to the Conversion Notice Date (the "Valuation Period"), provided, however, that the Conversion Price shall not exceed $ 8.1725 (the "Maximum Conversion Price").

6.   Other Terms of Series A Convertible Preferred Shares.

     (a) Issuances of Rights, Warrants. If the Company, at any time while any Preferred Shares are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the average closing bid price of Common Stock at the record date mentioned below, the Conversion Price and the Maximum Conversion Price (collectively, the "Conversion Prices") designated in Section 5(f) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription of purchase, and of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such average closing bid price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Prices designated in Section 5(f) pursuant to this Section 6(a), if any such right or warrant shall expire and shall not have been exercised, the Conversion Prices designated in Section 5(f) shall immediately upon such expiration be recomputed and effectively immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Prices made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion
Prices

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made upon the issuance of such rights or warrants been made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

     (b) Issuances of Assets, Evidences of Indebtedness. If the Company, at any time while Preferred Shares are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Shares) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to above) then in each such case the Conversion Prices, at which each Preferred Share shall thereafter be convertible shall be determined by multiplying the Conversion Prices in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the average closing bid price of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such average closing bid price of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding fifty percent (50%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Preferred Shares; and provided, further that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to all holders of Preferred Shares of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

     (c) Notice of Conversion Price Adjustment. Whenever the Conversion Prices are adjusted, the Company shall promptly mail to each holder of Preferred Shares, a notice setting forth the Conversion Prices after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     (d) Merger, Consolidation, Exchange. In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Preferred Shares then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger,

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sale, transfer or share exchange, and the holders of the Preferred Shares shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock of the Company into which such shares of Preferred Shares could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled.


     (e) Notice of Certain Events. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges. If:

            i. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

            ii. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

            iii. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

             iv. the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all of substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or


              v. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;


then the Company shall mail to the holders of Preferred Shares at their last addresses as shall appear upon the stock books of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date of which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the

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mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     (f)    Additional Issuances of Preferred Stock.

            (i)  Right of First Refusal.  So long as Preferred
                 Shares are outstanding, the Company may not issue any preferred shares of stock having a conversion price lower than 100% of the average closing bid price of the Company's Common Stock ("Priority Shares") unless the Company first offers such Priority Shares to the holders of Preferred Shares, provided however, that holders of Preferred Shares may not have such rights for Priority Shares issued by the Company in connection with any joint venture, a merger, acquisition, or business combination with a third party.

            (ii) Provisions.  If the holder of Preferred Shares
                 has rights of first refusal as enumerated in Section 6(f)(i) hereof, the Company shall give written notice to the holders of Preferred Shares at the address indicated in the Company's stock register of the terms of the Priority Shares (the "Notice of Proposed Sale"). The holders of Preferred Shares shall have five business days following receipt of such notice to exercise its Right of First Refusal to purchase all, but not less than all, of the Priority Shares, by sending, via certified mail, to the Company's principal executive offices, a notice of exercise (the "Exercise Notice"). Within ten business days of receipt of the Exercise Notice, the Company shall offer and the holders of Preferred Shares shall acquire the Priority Shares on the terms and conditions enumerated in the Notice of Proposed Sale.

     (g) Special Voting Rights. Without the affirmative vote of the holders (acting together as a class) of at least seventy-five percent of the Preferred Shares at the time outstanding given in person or by proxy at any annual meeting, or at such special meeting called for that purpose and/or other purposes, or, if permitted by law, in writing without a meeting, the Company shall not:

            (i)  authorize or issue any (i) additional Preferred
                 Shares or (ii) shares of stock having priority over Preferred Shares as to the payment of dividends or as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Company;

            (ii) alter or amend the rights or preferences of
                 Preferred Shares as stated in this Certificate of Designation.

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     (h)    Redemption. If the Company is required to redeem any outstanding
Preferred Shares pursuant to Article 8 of its Articles of Incorporation, as amended (the " Redeemed Preferred Shares " ), the " Fair Market Value " of a Redeemed Preferred Share shall mean the equivalent of an 18 percent discount to the $1,000 denomination per Preferred Share plus any accrued but unpaid dividends. The 18 percent discount shall be prorated from the date of issuance of the Preferred Shares to 120 days after such issuance. The Fair Market Value for any Redeemed Preferred Shares after such 120 days shall remain at the 18% discount equivalent for those Preferred Shares that are not able to be converted pursuant to this Certificate of Designation.



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     IN WITNESS WHEREOF, Innovative Gaming Corporation of America has caused this Certificate to be duly executed in its corporate name on this 9th day of April, 1997.



                         INNOVATIVE GAMING CORPORATION OF AMERICA


                         By: /s/ Edward G. Stevenson
                             --------------------------------------------
                             Edward G. Stevenson

                          Its: President and Chief Executive Officer
                               -------------------------------------------



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